As filed with the Securities and Exchange Commission on August 12, 2009

                                                                     File No. 333-__________

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                                       UNITED STATES
                             SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549

                                          FORM S-8
                                   Registration Statement
                              Under the Securities Act of 1933

                                    EDISON INTERNATIONAL
                   (Exact name of registrant as specified in its charter)

                                         CALIFORNIA
               (State or other jurisdiction of incorporation or organization)

                                         95-4137452
                            (I.R.S. Employer Identification No.)

                         2244 Walnut Grove Avenue (P.O. Box 976)   91770
                                 Rosemead, California            (Zip Code)
                        (Address of Principal Executive Offices)

                                    EDISON INTERNATIONAL
                              2007 PERFORMANCE INCENTIVE PLAN
                                  (Full title of the Plan)

                                      Michael A. Henry
                                      Senior Attorney
                          2244 Walnut Grove Avenue (P.O. Box 976)
                                 Rosemead, California 91770
                          (Name and address of agent for service)

                                       (626) 302-4328
               (Telephone number, including area code, of agent for service)

                              CALCULATION OF REGISTRATION FEE
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                                         Proposed       Proposed           Amount
                              Amount      maximum        maximum             of
Title of securities           to be    offering price   aggregate       registration
to be registered(1)         registered   per share(2) offering price(2)      fee
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Common Stock, no par value 13,000,000  shs.$31.325     $407,225,000        $22,723.00

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(1) In  addition,   pursuant  to  Rule  416(c)  under  the  Securities  Act  of  1933,  this registration  statement  also covers  additional  securities  to be offered or issued in connection with the terms of the Edison  International  2007 Performance  Incentive Plan
    (the "Plan"),  providing for proportionate  adjustment of the amount of securities being offered or issued in the event of stock  splits or other  transactions  specified in the
    Plan.
(2) Estimated  pursuant to Rules  457(c) and 457(h),  solely for the purpose of  calculating the  registration  fee, on the basis of the average of the high and low prices of Edison
    International  common stock reported in the  consolidated  reporting system as of August
    6, 2009.

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                                      EXPLANATORY NOTE

      In accordance with General Instruction E of Form S-8, Edison International (the
"Registrant") is registering additional shares of common stock pursuant to the Edison
International 2007 Performance Incentive Plan (the "Plan").  The Registrant currently has an effective registration statement filed on Form S-8 relating to the Plan which registered securities of the same class as those being registered herewith filed with the Securities and Exchange Commission on April 23, 2007.  The Registrant incorporates by reference that registration statement on Form S-8 (File No. 333-142289), which is made a part hereof.

                                          PART II

                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

See Exhibit index.

                                             2

                                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 12th day of August, 2009.

                                            EDISON INTERNATIONAL

                                            By /s/ W. James Scilacci
                                               ---------------------
                                               W. James Scilacci
                                               Executive Vice President, Chief
                                               Financial Officer and Treasurer

      Pursuant  to  the  requirements  of the  Securities  Act of  1933,  this  Registration
Statement  has been  signed by the  following  persons  in the  capacities  and on the dates indicated.

        Signature                      Title                    Date

Principal Executive Officer:

   Theodore F. Craver, Jr. *      Chairman of the Board,
                                  President, Chief Executive
                                  Officer and Director      August 12, 2009

Principal Financial Officer:

   W. James Scilacci*             Executive Vice President,
                                  Chief Financial Officer,
                                  and Treasurer             August 12, 2009

Controller or Principal Accounting Officer:

By /s/ Mark C. Clarke
   ------------------
   Mark C. Clarke
                                  Vice President and
                                  Controller                August 12, 2009

Board of Directors:

   Vanessa C.L. Chang*          Director                    August 12, 2009
   France A. Cordova*           Director                    August 12, 2009
   Charles B. Curtis*           Director                    August 12, 2009
   Bradford M. Freeman*         Director                    August 12, 2009
   Luis G. Nogales*             Director                    August 12, 2009
   Ronald L. Olson*             Director                    August 12, 2009
   James M. Rosser*             Director                    August 12, 2009
   Richard T. Schlosberg, III*  Director                    August 12, 2009
   Thomas C. Sutton*            Director                    August 12, 2009
   Brett White*                 Director                    August 12, 2009

*By /s/ Michael A. Henry
    --------------------
   (Michael A. Henry, Attorney-in-Fact)

                                             3

                                       EXHIBIT INDEX

Exhibit
Number                             Description

4.1     Restated Articles of Incorporation of Edison  International  dated December 19, 2006
        (File No.  1-9936 filed as Exhibit 3.1 to Form 10-K for the year ended  December 31,
        2006)*

4.2     Amended  Bylaws of Edison  International  as  adopted by the Board of  Directors  on
        December 11, 2008 (File No.  1-9936,  filed as Exhibit 3.2 to Form 10-K for the year ended December 31, 2008)*

5       Opinion of Counsel

23.1    Consent of Counsel (included in Exhibit 5)

23.2    Consent of PricewaterhouseCoopers LLP

24      Power of Attorney

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*  Incorporated by reference pursuant to Rule 411(c) under the Securities Act of 1933.